Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is made as of May 27, 2015, by and between RF Industries, Ltd., a Nevada corporation (“Employer”), and Johnny Walker (“Executive”), with reference to the following facts:

WHEREAS, Employer and Executive are parties to an Employment Agreement dated as of October 13, 2015 (the “Employment Agreement”); and

WHEREAS, Employer and Executive wish to amend the Employment Agreement in certain respects as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, Employer and Executive hereby agree as follows:

1.             Employer and Executive hereby agree that Section 4.3 of the Employment Agreement is hereby amended in its entirety to read as follows:

“4.3 On the effective date of this Agreement, the Corporation shall grant Executive a stock option to purchase one hundred thousand (100,000) shares of the Corporation’s common stock at an exercise price equal to the closing price of such stock on the date of grant (the “Option”). The shares underlying the Option shall vest as follows: (i) 10,000 shares shall be vested as of the effective date of this Agreement, and (ii) 10,000 shares shall vest on each of the next nine anniversaries of the effective date of this Agreement, provided that the Executive is still employed with the Corporation on each such date. If a Change in Control transaction occurs during the Term, then any shares that have not vested under the Option will vest immediately upon the closing of the Change of Control transaction. To the extent legally permitted, the Option shall be an incentive stock option. The Option shall have a term of ten (10) years.”

2.             No Other Changes to the Employment Agreement. Except as expressly amended by this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

“EMPLOYER”

RF Industries, Ltd.

By: /s/ MARK TURFLER
Mark Turfler
Chief Financial Officer

“EXECUTIVE”

/s/ JOHNNY WALKER
Johnny Walker

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